EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

MHI Hospitality Corporation

410 West Francis Street

Williamsburg, Virginia 23185

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of MHI Hospitality Corporation and Subsidiaries for the year ended December 31, 2010 of our report dated March 25, 2011 relating to the consolidated financial statements and financial statement schedule for the three years ended December 31, 2010 listed in the accompanying index.

We consent to the incorporation by the reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-130664) of MHI Hospitality Corporation,

(2)	Registration Statement (Form S-8 No. 333-121478) pertaining to the securities to be offered to employees in employee benefit plans, and

(3)	Registration Statement (Form S-11 No. 333-167519) MHI Hospitality Corporation

of our report dated March 25, 2011, with respect to the consolidated financial statements of MHI Hospitality Corporation and Subsidiaries included elsewhere herein.

/s/ Witt Mares, PLC

Norfolk, Virginia

March 25, 2011